Exhibit (h)(11)

FIRST AMENDMENT

TO THE ETF FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT, as of the 13th day of December 2024 to the ETF Fund Administration Servicing Agreement dated as of September 6, 2024 (the “Agreement”), is entered into by and between STONE RIDGE TRUST, a Delaware statutory trust (the “Trust”) on behalf of each series listed on Exhibit A hereto (as amended from time to time) (the “Funds”), U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”) and STONE RIDGE ASSET MANAGEMENT LLC (the “Adviser”), which is a party to the Agreement with respect to only Sections 4 and 6 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to the Agreement to include the following:

•	Stone Ridge 2064 Longevity Income ETF

•	Stone Ridge 2065 Longevity Income ETF

•	Stone Ridge 2035 Term Income ETF

•	Stone Ridge 2040 Term Income ETF

•	Stone Ridge 2045 Term Income ETF

•	Stone Ridge 2064 Inflation-Protected Longevity Income ETF

•	Stone Ridge 2065 Inflation-Protected Longevity Income ETF

•	Stone Ridge Durable Income ETF

WHEREAS, Section 8 of the Agreement allows for its amendment by a written instrument executed by the parties; and

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit A of the Agreement is amended and restated as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STONE RIDGE TRUST	U.S. BANCORP FUND SERVICES, LLC
on behalf of each of the Funds individually and not jointly

By: /s/ Lauren D. Macioce	By: /s/ Gregory Farley

Name: Lauren D. Macioce	Name: Gregory Farley

Title: Secretary	Title: Senior Vice President

Exhibit A to the ETF Fund Administration Servicing Agreement

Separate ETF Series of Stone Ridge Trust

Name of Series

Stone Ridge 2048 Longevity Income ETF

Stone Ridge 2049 Longevity Income ETF

Stone Ridge 2050 Longevity Income ETF

Stone Ridge 2051 Longevity Income ETF

Stone Ridge 2052 Longevity Income ETF

Stone Ridge 2053 Longevity Income ETF

Stone Ridge 2054 Longevity Income ETF

Stone Ridge 2055 Longevity Income ETF

Stone Ridge 2056 Longevity Income ETF

Stone Ridge 2057 Longevity Income ETF

Stone Ridge 2058 Longevity Income ETF

Stone Ridge 2059 Longevity Income ETF

Stone Ridge 2060 Longevity Income ETF

Stone Ridge 2061 Longevity Income ETF

Stone Ridge 2062 Longevity Income ETF

Stone Ridge 2063 Longevity Income ETF

Stone Ridge 2064 Longevity Income ETF

Stone Ridge 2065 Longevity Income ETF

Stone Ridge 2048 Inflation-Protected Longevity Income ETF

Stone Ridge 2049 Inflation-Protected Longevity Income ETF

Stone Ridge 2050 Inflation-Protected Longevity Income ETF

Stone Ridge 2051 Inflation-Protected Longevity Income ETF

Stone Ridge 2052 Inflation-Protected Longevity Income ETF

Stone Ridge 2053 Inflation-Protected Longevity Income ETF

Stone Ridge 2054 Inflation-Protected Longevity Income ETF

Stone Ridge 2055 Inflation-Protected Longevity Income ETF

Stone Ridge 2056 Inflation-Protected Longevity Income ETF

Stone Ridge 2057 Inflation-Protected Longevity Income ETF

Stone Ridge 2058 Inflation-Protected Longevity Income ETF

Stone Ridge 2059 Inflation-Protected Longevity Income ETF

Stone Ridge 2060 Inflation-Protected Longevity Income ETF

Stone Ridge 2061 Inflation-Protected Longevity Income ETF

Stone Ridge 2062 Inflation-Protected Longevity Income ETF

Stone Ridge 2063 Inflation-Protected Longevity Income ETF

Stone Ridge 2064 Inflation-Protected Longevity Income ETF

Stone Ridge 2065 Inflation-Protected Longevity Income ETF

Stone Ridge Durable Income ETF

Stone Ridge 2035 Term Income ETF

Stone Ridge 2040 Term Income ETF

Stone Ridge 2045 Term Income ETF